Exhibit a(3)






                             CASH RESERVES PORTFOLIO

                                    Amendment
                             to Declaration of Trust

     The undersigned, constituting at least a majority of the Trustees of Cash Reserves Portfolio and acting pursuant to the Trust's Declaration of Trust as currently in effect (the "Declaration of Trust"), do hereby certify that in accordance with the provisions of the first sentence of Section 9.3(a) of the Declaration of Trust, the following amendment to the Declaration of Trust has been duly adopted by at least a majority of the Trustees of the Trust, effective as of February 27, 2004:

     Section 1.1 of the Declaration of Trust is amended to read in its entirety as follows:

                  Section 1.1. Name. The name of the Trust shall be "Liquid Reserves Portfolio" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the term "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or its holders of beneficial interests.


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment this
2nd day of February, 2004.


/s/ Elliott J. Berv                        /s/ Donald M. Carlton
-----------------------------------        -----------------------------------
Elliott J. Berv, as Trustee                Donald M. Carlton, as Trustee
and not individually                       and not individually

/s/ A. Benton Cocanougher                  /s/ Mark T. Finn
---------------------------                -----------------------------------
A. Benton Cocanougher, as Trustee          Mark T. Finn, as Trustee
and not individually                       and not individually

/s/ Jay Gerken                             /s/ Stephen Randolph Gross
-----------------------------------        -----------------------------------
R. Jay Gerken, as Trustee                  Stephen Randolph Gross, as Trustee
and not individually                       and not individually

/s/ Diana R. Harrington                    /s/ Susan B. Kerley
-----------------------------------        -----------------------------------
Diana R. Harrington, as Trustee            Susan B. Kerley, as Trustee
and not individually                       and not individually

/s/ Alan G. Merten                         /s/ R. Richardson Pettit
-----------------------------------        -----------------------------------
Alan G. Merten, as Trustee                 R. Richardson Pettit, as Trustee
and not individually                       and not individually